Exhibit 99.5


                                    EXHIBIT E

                            LOAN AND PLEDGE AGREEMENT


         THIS LOAN AND PLEDGE AGREEMENT (the "Agreement") is made as of August 31, 1998, between each entity (each in their individual capacities) listed on Schedule A (the "Lenders") and Christian Larsen ("Borrower") with regard to the following:

                                    RECITALS

         A. Borrower desires to borrow the amount set forth on Schedule A from Lenders on the terms and subject to the conditions of this Agreement.

         B. To induce Lenders to make the loan, Borrower desires to pledge and grant to Lenders a security interest in certain assets of Borrower as more fully described herein.

         THE PARTIES AGREE AS FOLLOWS:

         1.       LOAN.

                  1.1 ADVANCE OF FUNDS. Subject to the terms and conditions of this Agreement, Lenders hereby loans to Borrower and Borrower hereby borrows an aggregate principal as set forth for such Lenders on Schedule A (the "Loan").

                  1.2 PROMISE TO PAY. Borrower promises to pay to Lenders, on August 31, 2003 (the "Maturity Date"), at the address given pursuant to Section
5.7 for notice to Lenders, in lawful money of the United States of America, the sum as set forth for such Lenders on Schedule A together with accrued but unpaid interest. Interest shall accrue from the date of this Agreement at the rate of Six Percent (6.00%) per annum compounded annually. All accrued and unpaid interest shall be due and payable upon the earlier of (i) the exercise of the put option pursuant to the Put Option Agreement of even date herewith (hereinafter referred to as the "Put Option") or (ii) the Maturity Date. If payment of principal or accrued interest is not made in full when due, all unpaid amounts (including principal and interest) shall bear additional interest at the maximum rate legally payable to Lenders until paid in full. If any payment is due on Saturday, Sunday, or a public holiday under the laws of the State of California, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. The date specified for payment under this Section
1.2 may be accelerated as provided in Section 1.4. Borrower may prepay the principal amount due under this Agreement in whole or in part at any time without penalty or premium at any time after the earlier of (i) three years from the date of this Agreement and thirty (30) days' prior written notice to Lenders or (ii) exercise of the Call Option (as defined in the Call Option Agreement of even date herewith between Borrower and Lenders), provided that such prepayment shall include all accrued interest. Borrower may prepay interest at any time, but shall not be entitled to a refund of any such prepaid interest, including but not limited to the portion which is unearned interest in the event of prepayment of the principal amount of the Loan, under any circumstance.

                  1.3 FULL RECOURSE. The principal and interest payable by Borrower under this Agreement are secured as provided in Section 2.5 of this Agreement and shall, in addition, constitute a full recourse personal obligation of Borrower.

                  1.4 ACCELERATION. Lenders may, at its option and in its sole discretion, declare the then outstanding principal balance of the Loan, together with all accrued and unpaid interest thereon, to be immediately due and payable if any of the following (each of which is referred to herein as an "Event of Default") shall occur:

                           (a) the failure of Borrower to pay any amount under
this Agreement when due, and upon written notice thereof given to Borrower, such failure shall not have been cured or waived within seven (7) days of such notice;

                           (b) the commencement of any proceeding against
Borrower in bankruptcy, or otherwise seeking any reorganization, arrangement or similar relief, or the appointment of a receiver, trustee, or liquidator to take possession of the assets of Borrower, or the commencement of any other proceeding under any law for the relief of creditors;

                           (c) any assignment by Borrower for the benefit of
Borrower's creditors; or

                           (d) any other breach by Borrower of any of Borrower's
representations, warranties or obligations under this Agreement which is not cured to the satisfaction of Lenders within thirty (30) days after notice of such breach is deemed given pursuant to Section 5.7.

                  1.5 WAIVERS BY BORROWER. Borrower waives presentment, demand for performance, notice of nonperformance, protest, notice of protest and notice of dishonor.

        2.        PLEDGE AS SECURITY.

                  2.1 (a) PLEDGE. As security for all of Borrower's obligations and liabilities to Lenders whether now existing or hereafter arising under this Agreement (the "Obligations") Borrower herein assigns as security and pledges to Lenders the number of shares (the "Shares") of the Common Stock of E-Loan, Inc. (the "Issuer") as set forth for such Lenders on Schedule A owned by Borrower, and grants Lenders a security interest to the extent set forth on Schedule A in Borrower's right, title and interest in and to the Shares, the proceeds (from disposition or otherwise) thereof and all proceeds (from disposition or otherwise) of proceeds (collectively the "Share Collateral"). Borrower agrees to take such additional actions as may be necessary or advisable at the reasonable request of Lenders to perfect and continue Lenders' security interest in the Share Collateral.

                           (b) GRANT OF SECURITY INTEREST. As security for all
of Borrower's Obligations, Borrower hereby assigns as security and grants to Lenders, a security interest in (i) Borrower's rights pursuant to a Call Option Agreement of even date herewith (hereinafter referred to as the "Call Option") between Borrower and Lenders and (ii) all of Borrower's rights pursuant to the Put Option (items (i) and (ii) shall collectively be referred to herein as the "Options"), including, without limitation, Borrower's rights, upon exercise, termination or expiration of the Options, to the return of the shares which are subject to the Options (the "Option Shares") and any other cash or property in connection with the Options, and grants Lenders a security interest in Borrower's right, title and interest in and to the Options, the proceeds (from disposition, exercise or otherwise) thereof and all proceeds (from disposition, exercise or otherwise) of proceeds (collectively, the "Option Collateral"). (Hereinafter the Share Collateral and Option Collateral shall collectively be referred to as the "Collateral.") Borrower agrees to take such additional actions (including, without limitation, the filing of a Form UCC-1) as may be necessary or advisable at the reasonable request of Lenders to perfect and continue Lenders' security interest in the Collateral.

                  2.2 NON-STOCK DISTRIBUTIONS. All cash distributions received by Borrower during the term of this Agreement with respect to the Shares shall be placed in an interest-bearing savings account specified by Lenders and shall be delivered to and held by Pledgeholder (as such term is defined in Section 3.1 hereof) as additional Collateral. All distributions other than in cash or stock received by Borrower during the term of this Agreement with respect to the Shares shall be delivered to and held by Pledgeholder as additional Collateral.

                  2.3 STOCK DISTRIBUTIONS AND ADJUSTMENTS OF COLLATERAL. If, during the term of this Agreement, any stock or other non-cash distribution, dividend, reclassification, readjustment, or other change is declared or made in the capital structure of Issuer, all new, substituted and additional shares of stock or other securities or property issued by reason of any such change shall be immediately delivered by Borrower to Pledgeholder, together with duly executed assignment(s) separate from certificate or other appropriate transfer and title documents, to be held by Pledgeholder in the same manner as the Shares originally pledged hereunder, and hereafter the term "Shares" or "Collateral" shall include such securities or property.

                  2.4 WARRANTS, RIGHTS AND OPTIONS. If, during the term of this Agreement, subscription warrants or any other rights or options shall be issued in connection with any of the Shares, and Borrower shall elect to exercise such warrants, rights or options, all new shares or other securities or property so acquired by the Borrower shall be immediately delivered to Pledgeholder to be held under the terms of this Agreement in the same manner as the Shares originally pledged hereunder, and thereafter the term "Shares" or "Collateral" shall include such securities or property. If the Options expire or are terminated prior to the termination of this Agreement, any remaining securities or other property then subject to the Options which are not held in pledge pursuant to the terms of this Agreement, together with assignments separate from certificate or any certificates representing such securities or other property, shall be immediately delivered to Pledgeholder to be held under the terms of this Agreement in the same manner as the Shares, and thereafter the term "Shares" or "Collateral" shall include such securities and other property.

                  2.5 DEFAULT; FULL RECOURSE OBLIGATION. If an Event of Default has occurred, Lenders are authorized to sell, assign and deliver at Lenders' discretion, from time to time, all or any part of the Collateral at any private or public sale, on not less than ten (10) days' written notice to Borrower and Pledgeholder, at such price or prices and upon such terms as Lenders may deem advisable and Lenders shall have all the rights and remedies of a secured creditor under the provisions of the California Uniform Commercial Code. At any such public sale,

Lenders may bid for, and become the purchaser of, the whole or any part of the Collateral offered for sale. In case of any private or public sale, after deducting the costs, counsel fees and other expenses of sale and delivery, the remaining proceeds of such sale shall be applied to the satisfaction of the Obligations; provided, however, that after satisfaction in full of the Obligations, the balance of the proceeds of sale then remaining shall be paid to Borrower. Borrower, however, shall remain personally liable for any deficiency if the proceeds of the sale of the Collateral are insufficient to discharge the amount of principal and interest due under this Agreement.

                  2.6 RETURN OF COLLATERAL. Subject to Section 3.6 below, upon Borrower's satisfaction of the Obligations, Lenders shall instruct Pledgeholder, as defined below, to return to Borrower all Collateral then in Pledgeholder's possession.

                  2.7 SUBSTITUTION OF COLLATERAL. Borrower may substitute at any time, and from time to time, any Collateral, with the prior written consent of Lenders, such consent to be given or withheld in Lenders' sole discretion.

        3.        PLEDGE.

                  3.1 APPOINTMENT OF PLEDGEHOLDER. Lenders hereby appoint Wilson Sonsini Goodrich & Rosati as "Pledgeholder" to accept and hold the deliveries described below on its behalf. To assure Borrower's ability to perform Borrower's Obligations under this Agreement, Borrower will, concurrently with the delivery of this Agreement, deliver the stock certificates as set forth on Schedule A, together with a duly executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit A) for each such certificate, to Pledgeholder, such documents to be held in pledge (the "Pledge") pursuant to the terms of this Section 3.

                  3.2 DUTIES AFTER AN EVENT OF DEFAULT. Pledgeholder shall have no duty to determine the existence of an Event of Default, but may, without any liability whatsoever, rely upon the written notice of Lenders that an Event of Default has occurred. If, following an Event of Default, Lenders shall elect to exercise its right to realize on the Shares, Pledgeholder shall, upon the receipt of written notice from Lenders of the number of Shares sold and sale price, (i) date the stock assignments necessary for each transfer in question,
(ii) fill in the number of Shares being transferred and (iii) deliver the same, together with the certificate(s) evidencing the Shares to be transferred to the purchaser against the simultaneous delivery to Pledgeholder of the purchase price for the number of the Shares then being purchased. In connection with each such sale, Pledgeholder shall deliver from the Pledge the specific Shares which are designated by Lenders; provided, however, that Pledgeholder's duties hereunder are subject to the cooperation of Borrower, Issuer and Issuer's transfer agent or counsel with respect to furnishing to Pledgeholder all necessary stock certificates and other related instruments as appropriate. Following an Event of Default, Pledgeholder shall dispose of the Collateral other than the Shares in accordance with written instructions of Lenders. After deducting the costs, counsel fees and other expenses of such sale and delivery as provided in Section 2.5 of this Agreement, Pledgeholder shall pay the remaining proceeds of such sale to Lenders to the extent of the Obligations of Borrower under this Agreement as specified by Lenders. Any remaining proceeds of such sale shall be paid to Borrower.

                  3.3 ATTORNEY-IN-FACT; ADDITIONAL STOCK ASSIGNMENTS. Borrower hereby irrevocably constitutes and appoints Pledgeholder as Borrower's attorney-in-fact and agent for the term of this Pledge to execute, with respect to such securities or other Collateral as are deposited with Pledgeholder hereunder, all documents necessary or appropriate to make such securities or other Collateral negotiable and complete any transaction herein contemplated. Borrower shall deliver to Pledgeholder from time to time such number of stock assignments separate from certificate or other documents duly executed by Borrower as may be reasonably requested by Lenders or Pledgeholder.

                  3.4 RETURN OF PROPERTY. If at the time of termination of this Agreement, Pledgeholder has in Pledgeholder's possession any documents, securities, or other property belonging to Borrower, Pledgeholder shall deliver all of same to Borrower and shall be discharged of all further obligations hereunder.

                  3.5 SPECIAL INSTRUCTIONS TO PLEDGEHOLDER. Borrower hereby instructs Pledgeholder, as Escrowholder pursuant to the Options, to retain in pledge under this Agreement as additional Collateral (i) any proceeds from the exercise of the Options, and (ii) any Option Shares or other property which remain in Pledgeholder's possession (as Escrowholder under the Options) at the expiration or earlier termination of the Options. Borrower hereby further instructs Pledgeholder to release the Shares and other Collateral to the holder of the Call Option upon exercise thereof, provided Pledgeholder receives and retains in pledge pursuant to this Agreement such consideration as is due upon exercise of the Call Option.

                  3.6 DUTIES; MODIFICATION OF DUTIES. Pledgeholder shall carry out Pledgeholder's duties hereunder to the best of Pledgeholder's ability and shall be liable only for gross negligence or willful misconduct. Pledgeholder's duties hereunder may be altered, amended, modified or revoked only by a written instrument signed by Lenders, Borrower and Pledgeholder.

                  3.7 OBLIGATIONS. Pledgeholder shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by Pledgeholder to be genuine and to have been signed or presented by the proper party or parties. Pledgeholder shall not be personally liable for any act Pledgeholder may do or omit to do hereunder as Pledgeholder or as attorney-in-fact for Borrower while acting in good faith and in the exercise of Pledgeholder's own good judgment, and any act done or omitted by Pledgeholder pursuant to the advice of Pledgeholder's own attorneys shall be conclusive evidence of such good faith.

                  3.8 AUTHORIZATION TO ACT. Pledgeholder is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case Pledgeholder obeys or complies with any such order, judgment or decree of any court, Pledgeholder shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                  3.9 AUTHORITY TO INVEST. Any cash received by Pledgeholder pursuant to this Agreement and designated by Lenders as additional Collateral and which is to be retained in pledge by Pledgeholder for more than fifteen (15) days shall be invested in an interest bearing savings account specified by Lenders and the interest therein shall constitute a part of such additional Collateral.

                  3.10 SUBSTITUTION OF COLLATERAL. If Pledgeholder receives securities or other property as substitute for Collateral, an assignment(s) separate from certificate if applicable, and the consent of Lenders in accordance with Section 2.7 above, Pledgeholder shall deliver to Borrower the stock certificates or other property for which Pledgeholder has received substitute collateral.

                  3.11 BANKRUPTCY. Bankruptcy, insolvency, or dissolution of any party hereto shall not affect Pledgeholder's performance hereunder.

                  3.12 STATUTE OF LIMITATIONS. Pledgeholder shall not be liable for the lapse of any rights because of any statute of limitation applicable with respect to this Agreement or any documents deposited with Pledgeholder.

                  3.13 LEGAL COUNSEL. Pledgeholder shall be entitled to employ such legal counsel and other experts as Pledgeholder may deem necessary to properly advise Pledgeholder in connection with Pledgeholder's obligations and may pay such counsel reasonable compensation therefor, for which Pledgeholder shall be reimbursed by Lenders.

                  3.14 TERMINATION OF DUTIES; SUCCESSOR. Pledgeholder's responsibilities as Pledgeholder hereunder shall terminate if (i) Pledgeholder shall resign by thirty (30) days' written notice to Borrower and Lenders; (ii) Borrower and Lenders jointly agree as to Pledgeholder's termination and appoint Pledgeholder's successor, or (iii) Pledgeholder ceases to exist or is otherwise unable to continue to discharge its duties hereunder. In the event of Pledgeholder's termination as Pledgeholder by resignation, ceasing to exist or by otherwise becoming unable to perform, Lenders shall appoint a successor. Upon Pledgeholder's receipt of notice of any such appointment of Pledgeholder's successor, all documents, shares and other property then in Pledgeholder's possession pursuant to this Agreement shall be delivered to such successor.

                  3.15 FURTHER INSTRUMENTS. If Pledgeholder reasonably requires other or further instruments in connection with this Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

                  3.16 CONFLICTING NOTICES; DISPUTES. If Pledgeholder receives a notice from Lenders that Lenders are exercising any of Lenders' rights hereunder, Pledgeholder shall first complete all action required with respect to the notice before taking action with respect to any subsequently received notice which in any way conflicts with the prior notice. It is understood and agreed that should any dispute arise with respect to the delivery or ownership or right of possession of the securities and any other property held by Pledgeholder hereunder, Pledgeholder is authorized and directed to retain in its possession without liability to anyone all or any part of said securities and such other property until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree, or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but Pledgeholder shall be under no duty whatsoever to institute or defend any such proceeding.

        4.        REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER.

                  4.1 OWNERSHIP OF COLLATERAL; NO CONFLICTS. Borrower represents and warrants as of this date, and covenants for the period beginning on this date and ending the termination of this Agreement, that (i) Borrower has and will have the right to enter into this Agreement, to transfer to Lenders all or any part of the Collateral, free and clear of any lien, claim, encumbrance or restriction of any type or nature whatsoever (other than restrictions on resale that may arise under applicable federal and state securities laws); (ii) the Collateral is not and will not be subject to any right of first refusal, right of repurchase or any similar right granted to, or retained by, the Issuer, any shareholder of the Issuer or any other person other than the Call Option and Put Option; and (iii) there is no provision of any existing agreement, and Borrower will not enter into an agreement, by which Borrower is or would be bound (or to which Borrower is or would become subject) that conflicts or would conflict with this Agreement or the performance of Borrower's obligations under this Agreement.

                  4.2 SHAREHOLDER REPORTS. Until such date as the Obligations have been paid in full, Borrower shall deliver or cause to be delivered to Lenders full and complete copies of all reports and information received by Borrower as a shareholder of Issuer.

                  4.3 RULE 144 REPORTS. Borrower shall fully cooperate in the completion and execution of any notice deemed by Lenders to be required to be filed with the Securities and Exchange Commission in respect of any proposed sale of securities pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended. Borrower agrees that Borrower shall use Borrower's best efforts, upon Lenders' written request, to cause Issuer to obtain and publish all information necessary to satisfy the current public information requirements of Rule 144.

                  4.4 FURTHER ASSURANCES. Upon the reasonable request of Pledgeholder or Lenders, Borrower will prepare, execute and deliver any further instruments and do any further acts that may be necessary to carry out more effectively the purpose of this Agreement, including the preparation, execution and delivery of applications to the California Department of Corporations.

        5.        MISCELLANEOUS.

                  5.1 INVESTMENT AND TAX ADVISOR. Each party hereto acknowledges that he or it has had the opportunity to review this Agreement, the exhibits and the schedules attached hereto, the other agreements referred to herein and the transactions contemplated hereby with his or its own legal counsel, investment advisor and tax advisor. Each party is relying solely on such counsel and advisor and not on any statements or representations of any other person or entity for legal, investment or tax advice with respect to the transactions contemplated by this Agreement.

                  5.2 AMENDMENT. Except as provided in Section 3.6, this Agreement may only be amended by a writing signed by Borrower and Lenders.

                  5.3 ASSIGNMENT. Borrower may not assign or otherwise transfer any of his rights or obligations under this Agreement. Lenders may assign all or any portion of its rights and obligations under this Agreement only with the prior written consent of Borrower, which consent shall not be unreasonably withheld or delayed. Subject to the foregoing, this Agreement shall be binding upon the heirs, executors and personal representative of Borrower and shall be binding upon and inure to the benefit of the successors and assigns of Lenders.

                  5.4 ENTIRE AGREEMENT; CONTROLLING DOCUMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence and understandings between the parties with respect to the subject matter hereof, whether oral or in writing.

                  5.5 COSTS OF ENFORCEMENT. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings or otherwise, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys' fees.

                  5.6 GOVERNING LAW, CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into by California residents and to be performed wholly in the State of California. Each party hereto hereby agrees that any action which, in whole or in part, in any way arises under this Agreement shall be brought in the State courts of the County of Santa Clara, California or the United States District Court for the Northern District of California. Each party hereby submits to the exclusive jurisdiction and venue of such Courts for purposes of any such action and agrees that any notice, document or complaint in any such action may be served on it by delivery in the manner provided for the delivery of notices under this Agreement.

                  5.7 NOTICES. All notices and other communications under this Agreement (other than payments hereunder, which shall be deemed made as of the date of receipt by Lenders) shall be in writing, and shall be deemed to have been duly given on the date of delivery if delivered personally, or on the second day after mailing if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, and addressed as follows (until any such address is changed by notice duly given):

      To Borrower at:       Christian Larsen
                            E-Loan, Inc.
                            540 University Avenue, Suite 350
                            Palo Alto, CA 94301

      To Lenders at:        To the addresses set forth for Lenders on Schedule A

      To Pledgeholder at:   Wilson Sonsini Goodrich & Rosati
                            650 Page Mill Road
                            Palo Alto, CA 94304-1050
                            Attn: Mario Rosati, Esq.

                  5.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  5.9 SEVERABILITY. If any provision of this Agreement shall be determined to be invalid or unenforceable, the remainder shall be valid and enforceable to the maximum extent possible.

                  5.10 HEADINGS. The section headings used in this Agreement are intended principally for convenience and shall not by themselves determine the rights and obligations of the parties to this Agreement.

                  5.11 DELAY AND WAIVER. No delay on the part of Lenders in exercising any right under this Agreement shall operate as a waiver of such right. The waiver by Lenders of any term or condition of this Agreement shall not be construed as a waiver of a subsequent breach or failure of the same term or condition or a waiver of any other term or condition contained in this Agreement.

                  5.12 TERM. This Agreement shall terminate upon delivery by Lenders, to Borrower and Pledgeholder of notice that all Obligations of Borrower under this Agreement have been fulfilled.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement the day and year first above written.

                                BORROWER:


                                -----------------------------------------------
                                Christian Larsen


                                LENDERS:

                                YAHOO! INC.


                                By:
                                    -------------------------------------------
                                    Title:
                                          -------------------------------------


                                SOFTBANK HOLDINGS, INC.


                                By:
                                    -------------------------------------------
                                    Title:
                                          -------------------------------------

                                SOFTBANK TECHNOLOGY VENTURES IV L.P.

                                By:  STV IV LLC
                                     Its General Partner


                                     By:
                                         --------------------------------------
                                         Title:
                                               --------------------------------


                                SOFTBANK TECHNOLOGY ADVISORS FUND L.P.

                                By:  STV IV LLC
                                     Its General Partner


                                     By:
                                         --------------------------------------
                                         Title:
                                               --------------------------------


                                SEQUOIA CAPITAL as nominee for:

                                Sequoia Capital VIII
                                Sequoia International Technology Partners VIII Sequoia International Technology Partners VIII-Q Sequoia 1997
                                CMS Partners


                                By:
                                    -------------------------------------------
                                    Title:
                                          -------------------------------------


                                BENCHMARK CAPITAL PARTNERS II, L.P.
                                as nominee for:

                                Benchmark Capital Partners, II, L.P.
                                Benchmark Founders' Fund II, L.P.
                                Benchmark Founders' Fund II-A, L.P.
                                Benchmark Members' Fund, L.P.

                                By: Benchmark Capital Management Co. II, LLC, Its General Partner


                                     By:
                                         --------------------------------------
                                         Robert Kagle, Member

                                TECHNOLOGY PARTNERS FUND VI, L.P.

                                By:  TP Management VI, L.L.C.


                                     By:
                                         --------------------------------------
                                         Ira M. Ehrenpreis, Managing Member


                                TECHNOLOGY PARTNERS FUND V, L.P.

                                By:  TPW Management V, L.P.


                                     By:
                                         --------------------------------------
                                         Ira M. Ehrenpreis,
                                         General Partner

                                   SCHEDULE A

                            LOAN AND PLEDGE AGREEMENT


                                                                     NUMBER OF
               LENDERS                       LOAN AMOUNT          PLEDGED SHARES

Yahoo! Inc.                                   $974,026.00             105,153
3400 Central Expressway, Suite 201
Santa Clara, CA  95051-0703

Softbank Holdings, Inc.                     $1,168,831.00             126,183
10 Langley Road
Newton Centre, MA 02159
Attn: Steve Murray

Softbank Technology Ventures IV, L.P.       $1,144,051.73             123,509
333 W.  San Carlos Street, Ste 1225
San Jose, CA 95110
Attn: Helen R.S. MacKenzie

Softbank Technology Advisors Fund, L.P.        $24,779.27               2,675
333 W.  San Carlos Street, Ste 1225
San Jose, CA 95110
Attn: Helen R.S. MacKenzie

Sequoia Capital VIII                        $1,059,311.52             114,359
Building Four, Suite 280
3000 Sand Hill Road
Menlo Park, CA 94025

Sequoia Capital VIII                           $13,441.56               1,451
Building Four, Suite 280
3000 Sand Hill Road
Menlo Park, CA 94025

Sequoia Capital VIII                           $70,129.86               7,571
Building Four, Suite 280
3000 Sand Hill Road
Menlo Park, CA 94025

Sequoia Capital VIII                            $2,571.43                 278
Building Four, Suite 280
3000 Sand Hill Road
Menlo Park, CA 94025

Sequoia Capital VIII                           $23,376.62               2,524
Building Four, Suite 280
3000 Sand Hill Road
Menlo Park, CA 94025





                                   SCHEDULE A
                                      -1-

                                    EXHIBIT A

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

         FOR VALUE RECEIVED, I, Christian Larsen, hereby sell, assign and transfer unto **(SEE BELOW) , ____ shares of the Common Stock of E-Loan, Inc., a California corporation (the "Company") standing in my name on the books of the Company represented by Certificate No. __________ herewith and do hereby irrevocably constitute and appoint ________________________ to transfer said stock on the books of the Company with full power of substitution in the premises.

Dated:  _________________________



                                                  -----------------------------
                                                  Christian Larsen

         This Assignment Separate from Certificate was executed in conjunction with the terms of a Loan and Pledge Agreement dated August 31, 1998, and shall not be used in any manner except as provided in such Agreement.


**   Yahoo! Inc.                                         105,153 Shares

     Softbank Holdings, Inc.                             126,183 Shares

     Softbank Technology Investments IV, L.P.            123,660 Shares

     Softbank Technology Advisors Fund, L.P.               2,524 Shares

     Sequoia Capital                                     126,183 Shares

     Benchmark Capital Partners II, L.P.                  31,546 Shares
     as nominee for:
     Benchmark Capital Partners II, L.P.
     Benchmark Founders' Fund II, L.P.
     Benchmark Founders' Fund II-A, L.P.
     Benchmark Members' Fund, L.P.

     Technology Partners Fund V, L.P.                      5,312 Shares

     Technology Partners Fund VI, L.P.                    19,224 Shares





                                   EXHIBIT A
                                      -1-